UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NORCOR TECHNOLOGIES CORPORATION

(Exact Name of Registrant As Specified In Its Charter)

Georgia	1381	56-1693387
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	IRS I.D.

338 South Sharon Amity Rd. Charlotte, North Carolina 28211 (888) 318-5124	28211
(Address of principal executive offices)	(Zip Code)

Mr. Robert Warner

910 Athens Highway, Suite 197K

Loganville, GA 30052

(404) 966-2373

(Name, address and telephone number of agent for service)

with copies to:

Adam S. Tracy, Esq.

Securities Compliance Group, Ltd.

520 W. Roosevelt, Suite 201

Wheaton, IL 60187

(888) 978-9901 x1

SEC File No. ____________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee [1]
Common Stock	12000000	$.75	$9000000	$1045.80

_________

(1) Calculated under Section 6(b) of the Securities Act of 1933 as .0001162 of the aggregate offering price.

We hereby amend this registration statement on such date or dates as may be necessary to delay our effective date until we will file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the United States Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted under applicable law.

 PROSPECTUS – SUBJECT TO COMPLETION DATED JUNE 1, 2015

Norcor Technologies Corporation

Up to 12,000,000 Common Shares at $.75 Per Shares

This is the initial public offering of shares of our common stock. We are offering 12,000,000 shares of our common stock at a price of $.75 per share. Our common stock is not low listed on any national securities exchange or the NASDAQ stock market, and is not eligible to trade on the OTC Bulletin Board. While we intend to apply for the quotation of our common stock on the OTC Bulletin Board or OTCQB upon effectiveness of the registration statement of which this prospectus forms a part, there can be no assurance that we will meet the minimum requirements for such listing or that a market maker will agreed to file on our behalf the necessary documentation with the Financial Industry Regulatory Authority for such application for quotation to be approved.

The offering will commence on the effective date of this prospectus and will terminate on or before ___________

We will sell the common shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares. There is no minimum amount of common shares we must sell so no money raised from the sale of such common shares will go into escrow, trust or another similar arrangement. We will bear the all of the costs associated with this offering.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations.  Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act of 1933, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i).  A holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144.  “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this prospectus, but without an offering of securities.  These circumstances regarding how Rule 144 applies to shell companies may hinder your resale of your shares of the Company.

Our auditors have indicated in their opinion on our financial statements as of and for the period from December 31, 2012 to December 31, 2014 that there exists substantial doubt as to our ability to continue as a going concern. Moreover, we are an early stage venture with limited operating history. As such, this offering is highly speculative and the common stock being offered for sale involves a high degree of risk and should be considered only be persons who can afford the loss of their entire investment. Readers are encouraged to reference “Risk Factors” beginning on page 8 herein for additional information regarding the risks associated with our company and common stock, which includes, but is not limited to:

-         The industry in which we operate is highly competitive and there can be no assurance that our business model will allow us to generate sufficient revenue to obtain market share and continue to meet our obligations as they come due;

-         Irrespective of the outcome of our efforts to sell our common stock in this offering, our Chief Executive Officer will own a substantial majority of the total issued and outstanding shares of our common stock and thus will be able to exert significant influence over the Company; and

-	Our performance is subject to general economic conditions, which may adversely impact our ability to generate revenue and maintain profitability.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. We may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in those jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the common stock.

The date of this prospectus is June 1, 2015

TABLE OF CONTENTS

Summary Information
The Offering
Risk Factors
Use of Proceeds
Determination of Offering Price
Dividend Policy
Dilution
Description of Securities
Business Operations
Directors, Officers & Control Persons
Security Ownership of Certain Beneficial Owners and Management
Certain Relationship and Related Transactions
Interests of Named Experts
Management's Discussion and Analysis of Financial Condition and Results of Operation
Market for Common Equity and Related Stockholder Matters
Financial Statements
Other Expenses of Issuance and Distribution
Indemnification of Officers and Directors
Recent Sales of Unregistered Securities
Exhibit Index
Undertakings
Signatures

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These forward-looking statements include, without limitation, statements about our market opportunity, our strategies, competition, expected activities and expenditures as we pursue our business plan, and the adequacy of our available cash resources.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Actual results may differ materially from the predictions discussed in these forward-looking statements.  The economic environment within which we operate could materially affect our actual results.  Additional factors that could materially affect these forward-looking statements and/or predictions include, among other things: the volatility of energy prices, the possibility that markets will not develop for our technology, the Company’s need for and ability to obtain additional financing, and, other factors over which we have little or no control.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

SUMMARY INFORMATION

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “Norcor” refer to Norcor Technologies Corporation unless the context otherwise indicated.

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

Our Company

Organization:	The registrant was incorporated in the State of Georgia on November 3, 2010. Our principal executive offices are located at 338 South Sharon Amity Rd. Charlotte, NC 28211. Our telephone number is 1 (888) 318-5124.

Management:	Our Chief Executive Officer is Mr. Wellesley Clayton and our President is Mr. Mark Clayton.

Historical Operations:	Norcor Technologies Corporation started in 1989 as a Delaware corporation later moved to North Carolina in 2001 and then becoming a Florida registered Corporation in 2007. Due to the passing of our registered agent in Florida, Norcor is now a Georgia Corporation with principal business activities focused on solar energy both locally and internationally.

Current Operations:	Since inception, our Chief Executive Officer has been negotiating joint ventures with 510 Nano, a solar company based in North Carolina and Silicon Valley, California. Currently, Norcor has an offer to participate in a joint venture that will develop Solar Farms in Jamaica, the Caribbean, Africa and the United States.

Shell Company Status:	We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act of 1933, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i). A holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144. “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this prospectus, but without an offering of securities. These circumstances regarding how Rule 144 applies to shell companies may hinder your resale of your shares of the Company.

Going Concern:	Our independent auditor has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history and the fact to date have had no revenues. Potential investors should be aware that there are difficulties associated with

Going Concern (cont’d):	being a new venture, and the high rate of failure associated with this fact. We have an accumulated deficit of at and have had no revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from our operations. These factors raise substantial doubt that we will be able to continue as a going concern.

The registrant has no present plans to be acquired or to merge with another company nor does the registrant, or any of its shareholders, have any plans to enter into a change of control or similar transaction.

THE OFFERING

Type of Securities Offered:	Common Stock.

Common Shares Being Sold In this Offering:	Twelve Million (12,000,000).

Offering Price:	The Company will offer its common shares at $.75 per share.

Common Shares Outstanding Before the Offering:	65,784,275).

Termination of the Offering:	The offering will commence of the effective date of this prospectus and will terminate on or before ___________.

Market for our Common Stock:	There is presently no public market for our common shares. We anticipate applying for quoting of our common shares on the OTC Bulletin Board or OTCQB upon the effectiveness of the registration statement of which this prospectus forms a part. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTCBB and OTCQB, nor can there be any assurance that such application for quotation will be approved.

Common Stock Control	Wellesley Clayton, our Chief Executive Officer, currently owns a majority of the issued and outstanding common stock of the company, and will continue to own sufficient common shares to control the operations of the company after this offering, irrespective of its outcome.

Penny Stock Regulation:	The liquidity of our common stock is restricted as the registrant’s common stock falls within the definition of a penny stock. These requirements may restrict the ability of broker/dealers to sell the registrant's common stock, and may affect the ability to resell the registrant's common stock.

Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

1.	The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

·

2.	The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

·

3.	The date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

·

4.	The date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 46, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment and the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes. These exemptions are also available to us as a Smaller Reporting Company.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Summary Financial Information

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

NORCOR TECHNOLOGIES CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

	2014	2013

OPERATING EXPENSES

General and Administrative	2,243	33,704

Total Expense	2,243	33,704

NET OPERATING INCOME	(2,243)	(33,704)

NET LOSS	$ (2,243)	$ (33,704)

"The accompanying notes are an integral part of these consolidated financial statements."

RISK FACTORS

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock.  All material risks are discussed in this section.

Risks Related to our Business

We are at a very early operational stage and our success is subject to the substantial risks inherent in the establishment of a new business venture.

The implementation of our business strategy is in a very early stage. Our business and operations should be considered subject to all of the risks inherent in the establishment of a new business venture. Accordingly, our intended business and operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

Our auditor has indicated in its report that there is substantial doubt about our ability to continue as a going concern as a result of our lack of revenues and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Our auditor has indicated in its report that our lack of revenues raise substantial doubt about our ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty. If we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

 We have a very limited operating history and our business plan is unproven and may not be successful.

Our company was formed in 1989 but we have not yet begun material full scale operations. We have not proven that our business model will allow us to generate a profit.

If we do not obtain sufficient supply of solar cells and other components and materials to conduct our business, our revenues and operating results could suffer.

There are a limited number of solar cell suppliers. Our estimate regarding our supply needs may not be correct and our purchase orders may be cancelled by our suppliers. If our suppliers cancel our purchase orders or change the volume or pricing associated with these purchase orders, we may be unable to meet existing and future customer demand for our products, which could cause us to lose customers, market share and revenue. Our component and materials suppliers may fail to meet our needs. We manufacture all of our solar power products using materials and components procured from a limited number of third-party suppliers. We do not currently have long-term supply contracts with our suppliers. This generally serves to reduce our commitment risk but does expose us to supply risk and to price increases that we may not be able to pass on to our customers. In some cases, supply shortages and delays in delivery may result in curtailed production or delays in production, which could contribute to a decrease in inventory levels and loss of profit. We expect that shortages and delays in deliveries of some components will occur from time to time. If we are unable to obtain sufficient components on a timely basis, we may experience manufacturing delays, which could harm our relationships with current or prospective customers and reduce our sales. We also depend on a select number of suppliers for certain supplies that we use in our business. If we are unable to continue to purchase components from these limited source suppliers or are unable to identify alternative suppliers, our business and operating results could be materially and adversely affected. In addition our competitors may be able to obtain better pricing.

Our future sales and reputation may be affected by litigation or other liability claims.

We have not procured a general liability insurance policy for our business. To the extent that we suffer a loss of a type which would normally be covered by general liability, we would incur significant expenses in defending any action against us and in paying any claims that result from a settlement or judgment against us. Adverse publicity could result in a loss of consumer confidence in our products.

Subsidies provided by foreign governments may impact the supply and price of solar cells and could make it difficult for us to compete effectively.

Several foreign countries, including Germany, Italy, Spain and Portugal, provide manufacturers of solar products with substantial subsidies to encourage their production of clean solar energy. In many instances, these subsidies are greater than the subsidies we are able to obtain in the U.S. for our operations, which increases the ability of solar product manufacturers in these countries to pay more than we can pay for solar cells while still remaining profitable. If worldwide demand for solar cells from companies located in countries with large solar subsidy programs increases, our suppliers may increase the price they charge to purchase solar cells and allocate available supplies of solar cells to manufacturers located in countries with higher solar subsidies than those provided in the U.S. This risk will increase if more countries implement policies to further subsidize solar technologies. These increased costs and supply constraints could materially and adversely affect our results of operations and our ability to compete effectively.

We incurred a net loss last quarter.

We had a net loss of $(2,243) in the period ended December 31, 2014. We are not yet sustaining minimal operating and net profits.

Failure to effectively manage our growth could place strains on our managerial, operational and financial resources and could adversely affect our business and operating results.

Our growth has placed, and is expected to continue to place, a strain on our managerial, operational and financial resources. Further, if our business grows, we will be required to manage multiple relationships. Any further growth by us, or an increase in the number of our strategic relationships will increase this strain on our managerial, operational and financial resources. This strain may inhibit our ability to achieve the rapid execution necessary to implement our business plan, and could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

As polysilicon supply increases, the corresponding increase in the global supply of solar cells and panels may cause substantial downward pressure on the prices of our products, resulting in lower revenues and earnings.

Because of current global financial conditions, the surplus of polysilicon has resulted in a surplus of solar panel inventory. Decreases in polysilicon pricing and increases in solar panel production could each result in substantial downward pressure on the price of solar cells and panels, including our products. Such price reductions could have a negative impact on our revenue and earnings, and materially adversely affect our business and financial condition.

If we do not achieve satisfactory yields or quality in manufacturing our solar modules or if our suppliers furnish us with defective solar cells, our sales could decrease and our relationships with our customers and our reputation may be harmed.

The success of our business depends upon our ability to incorporate high quality and yield solar cells into our products. We test the quality and yield of our solar products and the solar cells that we incorporate into our solar products, and we source our solar cells from manufacturers we believe are reputable. Nonetheless, our solar modules may contain defects that are not detected until after they are shipped or are installed because we cannot test for all possible scenarios. These defects could cause us to incur significant re-engineering costs, divert the attention of our engineering personnel from product development efforts and significantly affect our customer relations and business reputation. In addition, we may not be able to fulfill our purchase orders if we purchase a large number of defective solar cells. The number of solar cells that we purchase at any time is based upon expected demand for our products and an assumed ratio of defective to non-defective solar cells. If this ratio is greater than expected, we may not have an adequate number of non-defective solar cells to allow us to fulfill our purchase orders on time. If we do not fulfill orders for our products because we have a shortage of non-defective solar cells or deliver modules with errors or defects, or if there is a perception that these solar cells or solar modules contain errors or defects, our credibility and the market acceptance and sales of our products could be harmed.

Because our industry is highly competitive and has low barriers to entry, we may lose market share to larger companies that are better equipped to weather a deterioration in market conditions due to increased competition.

Our industry is highly competitive and fragmented, subject to rapid change and has low barriers to entry. We may in the future compete for potential customers with solar and HVAC systems installers and servicers, electricians, utilities and other providers of solar power equipment or electric power. Some of these competitors may have significantly greater financial, technical and marketing resources and greater name recognition than we have.

We believe that our ability to compete depends in part on a number of factors outside of our control, including:

•	the ability of our competitors to hire, retain and motivate qualified personnel;

•	the ownership by competitors of proprietary tools to customize systems to the needs of a particular customer;

•	the price at which others offer comparable services and equipment;

•	the extent of our competitors’ responsiveness to customer needs; and

•	installation technology.

Competition in the solar power services industry may increase in the future, partly due to low barriers to entry, as well as from other alternative energy resources now in existence or developed in the future. Increased competition could result in price reductions, reduced margins or loss of market share and greater competition for qualified personnel. There can be no assurance that we will be able to compete successfully against current and future competitors. If we are unable to compete effectively, or if competition results in a deterioration of market conditions, our business and results of operations would be adversely affected.

We generally do not have long-term agreements with our customers and, accordingly, could lose customers without warning.

Our products are generally not sold pursuant to long-term agreements with customers, but instead are sold on a purchase order basis. We typically contract to perform large projects with no assurance of repeat business from the same customers in the future. Although cancellations on our purchase orders to date have been insignificant, our customers may cancel or reschedule purchase orders with us on relatively short notice. Cancellations or rescheduling of customer orders could result in the delay or loss of anticipated sales without allowing us sufficient time to reduce, or delay the incurrence of, our corresponding inventory and operating expenses. In addition, changes in forecasts or the timing of orders from these or other customers expose us to the risks of inventory shortages or excess inventory. This, in addition to the completion and non-repetition of large systems projects, in turn could cause our operating results to fluctuate.

Existing regulations and policies of the electric utility industry and changes to these regulations and policies may present technical, regulatory and economic barriers to the purchase and use of our products, which may significantly reduce demand for our products.

The market for electricity generating products is strongly influenced by federal, state and local government regulations and policies concerning the electric utility industry, as well as policies promulgated by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation. In the U.S., these regulations and policies are being modified and may continue to be modified. Customer purchases of alternative energy sources, including solar power technology, could be deterred by these regulations and policies, which could result in a significant reduction in the demand for our solar power products. For example, without a regulatory-mandated exception for solar power systems, utility customers are often charged interconnection or standby fees for putting distributed power generation on the electric utility grid. These fees could increase the cost to our customers and make our solar power products less desirable. The failure to increase or restructure the net metering caps could adversely affect our business. Currently all grid-tied photovoltaic systems are installed with cooperation by the local utility providers under guidelines created through statewide net metering policies. These policies require local utilities to purchase from end users excess solar electricity for a credit against their utility bills. The amount of solar electricity that the utility is required to purchase is referred to as a net metering cap. If these net metering caps are reached and local utilities are not required to purchase solar power, or if the net metering caps do not increase in the locations where we install our solar product, demand for our products could decrease. The solar industry is currently lobbying to extend these arbitrary net metering caps, and replace them with either notably higher numbers, or with a revised method of calculation that will allow the industry to continue our expansion in a manner consistent with both the industry and state and federal desires. Moreover, we anticipate that our solar power products and our installation will be subject to oversight and regulation in accordance with national and local ordinances relating to building codes, safety, environmental protection, utility interconnection and metering and related matters. It is difficult to track the requirements of individual states and design equipment to comply with the varying standards. Any new government regulations or utility policies pertaining to our solar power products may result in significant additional expenses to us, our resellers, and our customers and, as a result, could cause a significant reduction in demand for our solar power products.

Our Project requires significant capital investment by the Company.

Our operating Cash Flow will be negatively impacted to the extent we invest in our projects requiring significant capital, and our ability to make distributions or pay dividends may be negatively impacted, especially during our early periods of operation. Distributions or dividends will be made at the sole and unencumbered discretion of the board. We may incur substantial debt from loans we obtain that may be collateralized by some or all of our assets, which will put those assets at risk of forfeiture. If we are unable to pay our debts, principal and interest payments on these loans reduce the amount of money that would otherwise be available for other purposes.

Our investments are mainly foreign increasing their exposure to risk.

We intend to make foreign investments, and will be susceptible to risks associated with such investments, including changes in currency exchange rates, foreign taxes, adverse political or economic developments and changes in foreign laws. We are subject to risks associated with the liquidity problems occurring in both the United States and Global credit markets. Volatility in the debt markets could affect our ability to obtain financing for acquisitions or contract financings

We may not be able to efficiently integrate the operations of our acquisitions, products or technologies.

From time to time, we may acquire new and complementary technology, assets and companies. We do not know if we will be able to complete any acquisitions or if we will be able to successfully integrate any acquired businesses, operate them profitably or retain key employees. Integrating any other newly acquired business, product or technology could be expensive and time-consuming, disrupt our ongoing business and distract our management. We may face competition for acquisition targets from larger and more established companies with greater financial resources. In addition, in order to finance any acquisitions, we might be forced to obtain equity or debt financing on terms that are not favorable to us and, in the case of equity financing our stockholders interests may be diluted. If we are unable to integrate effectively any newly acquired company, product or technology, our business, financial condition and operating results could suffer.

We depend heavily on key personnel, and turnover of key senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our founder and Chief Executive Officer Wellesley Clayton. If we lose his services or if he fails to perform in his current position, or if we are not able to attract and retain skilled employees as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key employees in managing the product acquisition, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future.

Our management has limited experience in managing the day to day operations of a public company and, as a result, we may incur additional expenses associated with the management of our company.

Our founder and Chief Executive Officer Wellesley Clayton is responsible for the operations and reporting of our company. The requirements of operating as a small public company are new to our management. This may require us to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements. We anticipate that the costs associated with SEC requirements associated with going and staying public are estimated to be approximately $60,000 in connection with this registration statement and thereafter $75,000 annually. If we lack cash resources to cover these costs in the future, our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our potential results of operations, cash flow and financial condition after we commence operations.

Implications of Being an Emerging Growth Company.

As a company with less than $1.0 billion in revenue during its last fiscal year, we qualify as an "emerging growth company" as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies.  These provisions include:

-	a requirement to have only two years of audited financial statements and only two years of related Management's Discussion and Analysis included in an initial public offering registration statement;
-	an exemption to provide less than five years of selected financial data in an initial public offering registration statement;
-	an exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal controls over financial reporting;
-	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;
-	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; and
-	reduced disclosure about the emerging growth company's executive compensation arrangements.

An emerging growth company is also exempt from Section 404(b) of Sarbanes Oxley which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company, we are exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the benefits of this extended transition period.  Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

-	the first fiscal year following the fifth anniversary of this offering,
-	the first fiscal year after our annual gross revenues are $1 billion or more,
-	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or
-	as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of effectiveness of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in this prospectus).  Except during the year that our registration statement becomes effective, these reporting obligations may (in our discretion) be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8A (which we have no current plans to file).  If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted.  After this registration statement on Form S-1 becomes effective, we will be required to deliver periodic reports to security holders.  However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act.  Previously, a company with more than 500 shareholders of record and $10 million in assets had to register under the Exchange Act.  However, the JOBS Act raises the minimum shareholder threshold from 500 to either 2,000 persons or 500 persons who are not "accredited investors" (or 2,000 persons in the case of banks and bank holding companies).  The JOBS Act excludes securities received by employees pursuant to employee stock incentive plans for purposes of calculating the shareholder threshold.  This means that access to information regarding our business and operations will be limited.

Risks Related to the Market for our Stock

The offering price of $.75 per share is arbitrary.

The Offering price of $.75 per share has been arbitrarily determined by our management and does not bear any relationship to the assets, net worth or projected earnings of the Company or any other generally accepted criteria of value. Given this it is possible that investors may suffer dilution in the value of shares purchased herein.

We have no firm commitments to purchase any shares.

We have no firm commitment for the purchase of any shares. Therefore there is no assurance that a trading market will develop or be sustained. The Company has not engaged a placement agent or broker for the sale of the shares. The Company may be unable to identify investors to purchase the shares.

All proceeds from the sale of shares offered by the company will be immediately available for use by the company.

There is no minimum offering amount and we have not established an escrow to hold any of the proceeds from the sale of the shares offered by the company. As a result, all proceeds from the sale of shares offered by the company will be available for immediate use by the company. The proceeds of the sale may not be sufficient to implement the company’s business strategy

We will apply to have our common stock traded over the counter, which may deprive stockholders of the full value of their shares.

We will apply to have our common stock quoted via the OTC Electronic Bulletin Board. Therefore, our common stock is expected to have fewer market makers, lower trading volumes and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for the common stock.

A low market price would severely limit the potential market for our common stock.

Our common stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain SEC rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker –dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock.

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future.

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations.  We may not be able to secure a listing containing all of this information.  Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

 We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions.  We anticipate that our common stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Because we are a “shell company” the holders of our restricted securities will not be able to sell their securities in reliance on Rule 144 and we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, until we cease being a “shell company”

We are a “shell company” as that term is defined by the applicable federal securities laws.  Specifically, because of the nature and amount of our assets and our very limited operations, pursuant to applicable federal rules, we are considered a “shell company”.  Applicable provisions of Rule 144 specify that during that time that we are a “shell company” and for a period of one year thereafter, holders of our restricted securities can not sell those securities in reliance on Rule 144. This restriction may have potential adverse effects on future efforts to form additional capital through unregistered offerings. Another implication of us being a shell company is that we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan. As result, one year after we cease being a shell company, assuming we are current in our reporting requirements with the Securities and Exchange Commission and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, holders of our restricted securities may then sell those securities in reliance on Rule 144 (provided, however, those holders satisfy all of the applicable requirements of that rule). For us to cease being a “shell company” we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares if and when applicable restrictions against resale expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

Sales of our common stock under Rule 144 could reduce the price of our stock.

There are three million three hundred fifty one thousand (3,351,000) shares of our common stock held by non-affiliates and 62,433,275 shares held by affiliates that Rule 144 of the Securities Act of 1933 defines as restricted securities.

12,000,000 newly issued shares are being registered in this offering, however all of the remaining shares will still be subject to the resale restrictions of Rule 144, should we hereinafter cease being deemed a “shell company”.  In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors, none of which are independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors.  Indeed, we do not have any audit or compensation committee.  These functions are performed by the board of directors as a whole.  No members of the board of directors are independent directors.  Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Our Chief Executive Officer and Director owns a significant percentage of our outstanding voting securities which could reduce the ability of minority shareholders to effect certain corporate actions.

Our Chief Executive Officer and Director Wellesley Clayton owns 1,000,000 of outstanding voting securities. As a result, currently, and after the offering, he will possess a significant influence and can elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. Their ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation, as amended, authorize the issuance of 500,000,000 shares of common stock.  As of the date of this prospectus the Company had 65,784,275 shares of common stock outstanding. Accordingly, we may issue up to an additional 434,215,725 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We may offer to sell our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

Anti-takeover effects of certain provisions of Georgia state law hinder a potential takeover of the Company.

Though not now, we may be or in the future we may become subject to Georgia’s control share law. A corporation is subject to Georgia’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Georgia, and it does business in Georgia or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Georgia’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Georgia has a business combination law which prohibits certain business combinations between Georgia corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Georgia law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Georgia’s business combination law is to potentially discourage parties interested in taking control of Norcor from doing so if it cannot obtain the approval of our board of directors.

There is no current established trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  While we intend to seek a quotation on the OTC Bulletin Board, there can be no assurance that any such trading market will develop, and purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Opt-in right for emerging growth company

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Special Information Regarding Forward Looking Statements

Some of the statements in this prospectus are “forward-looking statements.”  These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  These factors include, among others, the factors set forth above under “Risk Factors.”  The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements.  We caution you not to place undue reliance on these forward-looking statements.  We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments.  However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer and as an issuer of penny stocks.  Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $.75. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no guarantee that we will receive any proceeds from the offering.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Proceeds

Shares Sold	3,000,000	6,000,000	9,000,000	12,000,000
Gross Proceeds	$2,250,000	$4,500,000	$6,750,000	$9,000,000
Total Before Expenses	$2,250,000	$4,500,000	$6,750,000	$9,000,000

Offering Expenses
Legal & Accounting	$21,500	$21,500	$21,500	$21,500
Publishing/EDGAR	$2,000	$2,000	$2,000	$2,000
Transfer Agent	$1,250	$1,750	$2,500	$3,500
SEC Filing Fee	$50	$50	$50	$50
Total Operating Expenses	$24,800	$25,300	$26,050	$27,050

Net Offering Proceeds	$2,225,200	$4,474,700	$6,723,950	$8,972,950

Expenditures
Legal & Accounting	$35,000	$40,000	$45,000	$45,000
Office Lease & Equipment	$633,294	$1,303,938	$1,974,507	$2,650,000
Web Site Development	$5,000	$10,000	$15,000	$20,000
Research and Design	$894,734	$1,799,240	$2,703,645	$3,607,950
Misc. Expenses	$99,195	$199,475	$299,743	$400,000
Inventory	$557,977	$1,122,047	$1,686,055	$2,250,000
Total Expenditures	$2,225,200	$4,474,700	$6,723,950	$8,972,950

Net Remaining Proceeds	$-	$-	$-	$-

The above figures represent only estimated costs. Mr. Clayton, our Chief Executive Officer and Director has given us a verbal commitment that he will loan us up to $250,000 as needed to pay any additional expenses. Therefore, management believes that they will be able to cover our general and/or administrative expenses if sufficient offering proceeds are not obtained. There can be no guarantee, however, that Mr. Clayton will ever be extend a loan to the company. There will be no due date for the repayment of the funds advanced by Mr. Clayton. Mr. Clayton will be repaid by revenues from operations if and when we generate enough revenues to pay the obligation.

This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the status of and results from operations. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. Furthermore, we anticipate that we will need to secure additional funding for the fully implement our business plan.

In the event we are not successful in selling all of the securities we would utilize any available funds raised in the following order of priority:

-	for general and administrative expenses, including legal and accounting fees and administrative support expenses incurred in connection with our reporting obligations with the SEC
-	for sales and marketing; and
-	for development of new projects.

Our current corporate offices are located at 338 South Sharon Amity Rd. Charlotte, NC 28211. Our telephone number is 1(888) 318-5124. These offices are provided free of charge by Wellesley Clayton, an officer and director. Mr. Clayton has indicated to us that he does not intend to charge the Issuer rent for use of such space at any time in the future. Should the Issuer raise sufficient capital, it expects to rent space in the vicinity of our current office space. Leases for space suitable to conduct our operations at a nominal level would begin at approximately $2,000 per month.

DETERMINATION OF OFFERING PRICE

Our management has determined the offering price for the common shares being sold in this offering.  The price of the shares we are offering was arbitrarily determined. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. The factors considered were:

•	our lack of significant revenues

•	our growth potential

•	the price we believe a purchaser is willing to pay for our stock

The offering price does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. Prior to this offering, there has been no market for our securities.

DIVIDEND POLICY

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

DILUTION

If you purchase any of the shares offered by this prospectus, your ownership interest will be diluted to the extent of the difference between the initial public offering price per share and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering. Dilution results from the fact that the initial public offering price per share is substantially in excess of the book value per share attributable to the existing stockholder for the presently outstanding stock. As of December 31, 2014, our net tangible book value was $(26,313.71), or $(0.0004) per share of common stock. Net tangible book value per share represents the amount of our total tangible assets (excluding deferred offering costs) less total liabilities, divided by 65,784,275, the number of shares of common stock outstanding at December 31, 2014.

The following table sets forth as of December 31, 2014, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholder and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses, assuming a purchase price in this offering of $.75 per share of common stock.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Price Per share	$0.75	$0.75	$0.75	$0.75
Post Offering Net Tangible Book Value	$2,975,000	$4,475,000	$6,725,000	$8,975,000
Post Offering Net Tangible Book Value Per Share	$0.0433	$0.0623	$0.0899	$0.1154
Pre-Offering Net Tangible Book Value Per Share	$(0.0004)	$(0.0004)	$(0.0004)	$(0.0004)
Increase (Decrease) Net Tangible Book Value Per Share After Offering for Original Shareholder	$0.0436	$0.0627	$0.0903	$0.1158
Dilution Per Share for New Shareholders	$0.707	$0.688	$0.660	$0.635
Percentage Dilution Per Share for New Shareholders	94.23%	91.69%	88.01%	84.62%

Capital Contribution by Purchasers of Shares	$2,250,000	$4,500,000	$6,750,000	$9,000,000
Capital Contribution by Existing Shares	$65,784	$65,784	$65,784	$65,784
% Contribution by Purchasers of Shares	97.16%	98.56%	99.03%	99.27%
% Contribution by Existing Shareholder	2.84%	1.44%	0.97%	0.73%
# of Shares After Offering Held by Public Investors	3,000,000	6,000,000	9,000,000	12,000,000
# of Shares After Offering Held by Existing Investors	65,784,275	65,784,275	65,784,275	65,784,275
Total Shares Issued and Outstanding	68,784,275	71,784,275	74,784,275	77,784,275
% of Shares - Purchasers After Offering	4.36%	8.36%	12.03%	15.43%
% of Shares - Existing Shareholder After Offering	95.64%	91.64%	87.97%	84.57%

  PLAN OF DISTRIBUTION

This prospectus relates to the sale of 12,000,000 common shares.

We will sell the common shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares. This prospectus permits our officers and directors to sell the common shares directly to the public, with no commission or other remuneration payable to them for any common shares they may sell. There is no plan or arrangement to enter into any contracts or agreements to sell the common shares with a broker or dealer. Our officers and directors will sell the common shares and intend to offer them to friends, family members and business acquaintances. There is no minimum amount of common shares we must sell so no money raised from the sale of our common shares will go into escrow, trust or another similar arrangement.

The common shares are being offered by Wellesley Clayton, an officer and director of the registrant. Mr. Clayton will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the common shares. No sales commission will be paid for common shares sold by Mr. Clayton. Mr. Clayton is not subject to a statutory disqualification and is not associated persons of a broker or dealer.

Additionally, Mr. Clayton primarily performs substantial duties on behalf of the registrant otherwise than in connection with transactions in securities. Mr. Clayton has not been a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and they have not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

The offering will commence on the effective date of this prospectus and will terminate on or before _______________.

These are no finders.

Under the rules of the Securities and Exchange Commission, our common stock will come within the definition of a “penny stock” because the price of our common stock is below $5.00 per share. As a result, our common stock will be subject to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

- Make a suitability determination prior to selling penny stock to the purchaser;

- Receive the purchaser’s written consent to the transaction; and

- Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell our common stock, and may affect the ability to resell our common stock.

OTC Bulletin Board Considerations

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We anticipate that after this registration statement is declared effective, market makers will enter “piggyback” quotes and our securities will thereafter trade on the OTC Bulletin Board.

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate listing on the OTC Bulletin board will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

There is no guarantee that our stock will ever be quoted on the OTC Bulletin Board.

Blue Sky Law Considerations

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. There is no guarantee that our stock will ever be quoted on the OTC Bulletin Board.  We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption”. This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws.  The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 500,000,000 shares of common stock with $.01 par value per share. As of the date of this registration statement, there were 65,784,275 shares of common stock issued and outstanding held by eighty six (86) shareholders.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or windup, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

Upon completion of the offering, Corporate Stock Transfer will act as the registrant's transfer agent.

BUSINESS OPERATIONS AND PROPERTY

General

Norcor Technologies Corporation started in 1989 as a Delaware corporation later moved to North Carolina in 2001 and then becoming a Florida registered Corporation in 2007. Due to the passing of our registered agent in Florida, Norcor is now a Georgia Corporation with principal business activities focused on developing Solar Farms locally and abroad.

Norcor will be concentrating on developing Solar Farms in Jamaica, the Caribbean, Africa and the United States. Norcor contributed to several projects as a subcontractor to several general contractors before embarking on this new direction of developing Solar Farms. See list of some of the projects we contributed to:

Project	Location
Bank of America Gateway Project	Charlotte, North Carolina
Bank of America Hearst Building	Charlotte, North Carolina
Westin Convention Hotel	Charlotte, North Carolina
Charlotte Convention Center	Charlotte, North Carolina
City of Gastonia Water Treatment Facility	Gastonia, North Carolina
Maxwell Air force Base	Alabama
Charlotte Country Day High School	Charlotte, North Carolina
Appalachian State University	Boone, North Carolina
State of North Carolina	Columbus County, Correctional Institution
Sub-Contract Camp Lejuene Military Base	North Carolina
State of North Carolina, Columbus County	State Correctional Institution
Charlotte Transportation Center Duke Energy Generation Support Facility	Charlotte, North Carolina Kings Mountain, North Carolina

In 2001 Norcor’s CEO Wellesley K. Clayton Sr. convinced the Board of Directors to consider establishing the Energy and Technology divisions. Its CEO, an experienced Oil and Gas professional in the drilling and operating of Oil and Gas wells in Oklahoma and Kansas in the early eighties, brought to Norcor the following experiences as an Oil and Gas Operator. Among the activities performed:

• Operated 5,000 acres of Oil and Gas Property

• Drilled and operate 30 Oil and Gas Wells

• Supplied Crude Oil to Koch Oil Refinery

• Supplied Natural Gas to ONG Company

• Maintained Wells, Tanks, Pipeline, Tracks and Roadways throughout the Property

• Supplied Diesel Fuel to Railroads (5,000,000 gallons per month )

Norcor plans to continue supplying HVAC and Controls equipment in addition to developing the Energy and Technology divisions. The Solar projects include the construction of several Solar Farms in the United States and the Caribbean and a ten Mega Watts Geothermal Plant in Kenya, Africa. These projects will feed into the grid of the existing Utility Companies. In some cases we will go directly to homes especially in rural and remote areas where there are no electricity.

Norcor is also considering several mergers with companies in the solar business and other complementary technologies.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act

The Company shall continue to be deemed an emerging growth company until the earliest of–

‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

‘© the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or ‘(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

Employees

As of June 1, 2015, we had three full time employees, including management. We consider our relations with our employees to be good.

Description of Property

The Company’s offices are located at: 338 South Sharon Amity Rd., Charlotte, North Carolina 28211. The phone number is (888) 318-5124.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with (i) our audited financial statements as of December 31, 2014 that appear elsewhere in this registration statement. This registration statement contains certain forward-looking statements and our future operating results could differ materially from those discussed herein. Certain statements contained in this discussion, including, without limitation, statements containing the words “believes”, “anticipates,” “expects” and the like, constitute “forward –looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). However, as we will issue ―penny stock, as such term is defined in Rule 3a51-1 promulgated under the Exchange Act, we are ineligible to rely on these safe harbor provisions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. For information regarding risk factors that could have a material adverse effect on our business, refer to the Risk Factors section of this prospectus beginning on page 4.

Plan of Operation

The company is engaged in the Construction business providing HVAC Equipment and Control Devices since 1989. This business developed as a consequence of Norcor’s relationship with Johnson Controls Inc., through its Department of Defense Mentor-Protégé program. During this period Johnson Controls Inc. worked closely with Norcor in supplying controls devices for many contracts in the private sector, Federal, State and Local Governments while Norcor does the wiring of these devices. Norcor plans to wind down this department as Company moves forward in developing the solar aspect of the company’s business.

Norcor Technologies Corporation started in 1989 as a Delaware corporation later moved to North Carolina in 2001 and then becoming a Florida registered Corporation in 2007. Due to the passing of our registered agent in Florida, Norcor is now a Georgia Corporation with principal business activities focused on the following:

• Solar Patented Technology

• Personal Information Technology to be patented

• Patented Oil and Gas Technology

Liquidity and Capital Resources

At December 31, 2014 we had $0 in current assets compared to $0 at December 31, 2013. Current liabilities at December 31, 2014 totaled $25,000 compared to $25,000 at December 31, 2013.

At December 31, 2014, we had $0 in cash. The Company is dependent on the offering proceeds to meet its liquidity needs for the next 12 months.

We are attempting to raise funds to proceed with our plan of operation. To proceed with our operations within 12 months, we need a minimum of $9,000,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation.

While we have no revenues as of this date, no substantial revenues are anticipated until we have completed the financing from this offering and implemented our full plan of operations, specifically, developing our web infrastructure. We must raise cash to implement our strategy to grow and expand per our business plan. The minimum amount of the offering will likely allow us to operate for at least two years and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $35,000.

We are highly dependent upon the success of this offering, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement the business plan and may impede the speed of its operations.

Results of Operations

We generated no revenue for the year ended December 31, 2014 and for the year ended December 31, 2013. For the period ended December 31, 2014 our expenses were $2,243 compared to $33,704 in 2013. As a result, we have reported a net income of $(2,243) for the year ended December 31, 2014.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As at December 31, 2014, the Company has a loss from operations of $2,243 and has earned no revenues and has a working capital deficit of $25,000. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending December 31, 2015.

The Company is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan. In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management’s estimates are based on historical experience, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management. These estimates are based on Mr. Bauman’s historical industry experience and not the company’s historical experience.

Cash and Cash Equivalents

The Company considers all highly liquid short-term investments with maturities of less than three months when acquired to be cash equivalents.

Equipment, Furniture and Leasehold Improvements

Equipment, furniture and leasehold improvements are recorded at cost and depreciated on a straight-line basis over the lesser of their estimated useful lives, ranging from three to seven years, or the life of the lease, as appropriate.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by such assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the discounted expected future net cash flows from the assets.

Revenue Recognition

The Company recognizes revenue when it is earned.

Loss Per Common Share

Basic net loss per share is calculated by dividing the net loss by the weighted – average number of common shares outstanding for the period, without consideration for common stock equivalents.

Employees

We have three employees: Wellesley Clayton, Mark Clayton, and Marquis Bey. We have no employment agreements with any of our management. Mr. Clayton will devote his full efforts and as much time as needed when operations and funding are available. We anticipate hiring additional employees in the next twelve months on a commission basis only. We will hire necessary personnel based on an as needed basis only on a per contract basis to be compensated directly from revenues.

Mr. Clayton will work on a fulltime basis once the company has enough revenue to sustain their full time employment. At the present time he is spending approximately 20 hours a week or whatever time is necessary, to further develop the business.

Reports to Security Holders

Through the filing of Form 8-A under the Exchange Act within 30-60 days following the effective date of the registration statement, we intend to become a fully reporting company under the requirements of the Exchange Act, and will file the necessary quarterly and other reports with the Securities and Exchange Commission. Although we will not be required to deliver our annual or quarterly reports to security holders, we intend to forward this information to security holders upon receiving a written request to receive such information. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Securities and Exchange Commission located at 100 F Street N.E., Washington, D.C. 20549.

Copies of such material may be obtained by mail from the Public Reference Section of the Securities and Exchange Commission at 100 F. Street N.E., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

Properties

Our corporate offices are located at 338 South Sharon Amity Rd. Charlotte, NC 28211. Our telephone number is 1(888) 318-5124. These offices are provided free of charge by Wellesley Clayton, an officer and director.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The board of directors elects our executive officers annually.  A majority vote of the directors who are in office is required to fill vacancies.  Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. Our directors and executive officers are as follows:

Name	Age	Position
Wellesley Clayton	75	Founder, Chief Executive Officer
Mark Clayton	44	President & Treasurer
Marquis Bey	43	Secretary
Robert Warner	50	Vice President
Hugh Roberts	49	Director
Mike Francis	65	Director
Dr. Henry Crichlow	60	Director
Dr. Reginald Parker	49	Director
Mark Jones	37	Director

Wellesley Clayton, Founder, Chief Executive Officer

Mr. Wellesley Clayton is a graduate of the University of Southern California, Los Angeles, with a BA degree in International Relations and Graduate work in International Public Administration. Additionally, Mr. Clayton successfully completed the Executive Management Certificate Program at Howard University and Tuft School of Business.

Mr. Clayton worked for the Jamaican Foreign Service after leaving the University of Southern California. Subsequently returning to the United States a short time later, Mr. Clayton found work in the Financial Services business as a Financial Representative, later entered the Oil business drilling and operating wells for many years, opened a retail computer store, and finally, launched Norcor Technologies Corporation in 1989.

Mr. Mark Clayton, President & Treasurer

Mr. Mark Clayton is a graduate of Livingstone College with a BS in Political Science. He worked as a Transportation Broker for Eagle Transportation and was formerly a Sales and Finance Manager for Toyota in Germantown, Maryland.

Mr. Robert Warner, Vice President

Mr. Robert Warner is a graduate of Mount St. Mary, New York with a BS in Computer Science. He was formerly a Construction Manager with Bentley Butler in Atlanta, Georgia.

Mr. Hugh Roberts

Mr. Hugh Roberts is a graduate of North Carolina State University with a BS in Aerospace Engineering and a MS in Mathematics. Mr. Roberts is an independent Business Consultant.

Mr. Marquis Bey

Mr. Marquis Bey is a graduate of North Carolina A&T State University in Greensboro, North Carolina with a BS in Business and Finance. He is a certified Radio Field Operator, a Training Specialist with American Express, and formerly, a Manager for a local Auto Insurance Agency.

Mr. Henry B. Crichlow

Dr. Henry Crichlow is a Registered Professional Engineer.

Professional registrations include OK9920, 2249PE. Dr. Crichlow has been employed by major oil companies such as Mobil and Texaco as an engineer and also performed consultant engineering analyses for major oil conglomerates, worldwide institutions including Mobil, Texaco, Kerr Mcgee, Union, the World Bank and the FDIC (USA). He has advised some of the largest international oil companies like Pemex, Kuwait Oil, YPFB, and PetroPeru in multibillion dollar projects. Dr. Crichlow was the head of the petroleum, natural gas and geological engineering departments at the University of Oklahoma and the Halliburton Distinguished Professor of Engineering. He is principal of HBC Registered Engineers, a consulting company that operates in the United States, South America, eastern Europe, and Africa. He holds several patents and publications in engineering, energy, safety, nuclear engineering and the internet. He is an engineer with a Ph.D from Stanford University, a Master of Science degree from the University of Oklahoma, and Bachelor of Science Degree from Colorado School of Mines, all in petroleum engineering.

Mr. Michael D. Francis

Forty-four years of data processing expertise. IBM career of 42 years includes positions as Application Programmer, Systems Engineer, Systems Engineering Manager, Marketing Programs Developer, Product Developer, Project Manager, Marketing Manager, Channels Account Manager, eBusiness Solutions Specialist, Complex Opportunity Business Manager, DoD Program Manager, CRITSIT Manager and Linux Cluster Special Bid Program Manager.

•	Most notable skills include Marketing and Technical Support Plan development, Account Management, Technical Comprehension, Deal Negotiation, Issue Resolution, IBM Channels Programs Execution and Internet Solutions Development.

Professional Experience
Linux Cluster HPC Product/Customer Satisfaction Manager 2001-2013

Responsible for planning/announcement of IBM Intel based Linux Cluster product, IBM series e1350. Customer Satisfaction: responsible for assembling IBM and OEM technical resources, on a world-wide basis, for the development and execution of Action Plans to resolve critical IBM eServer Linux Cluster customer satisfaction issues. The assignment evolved to being responsible for management of Special Bid Process involving review/approval of non-standard IBM Linux Cluster component inclusions (testing, procurement, service and support).

Program Manager, DoD Major Shared Resource Centers - 2000-2001

Responsible for project management of IBM’s DoD MSRC high performance computing contract execution. This includes classified/unclassified system installation and post installation support.

Dr. Reginald Parker

President and CEO of 510 NANO, President of Silicon Valley Solar, Inventor of the Solar VI

Mr. Mark Jones

President of MHSO Holdings.

Mark A Jones is a North Carolina real estate developer and broker with reciprocity in South Carolina and Georgia. Mr. Jones was educated in the Forsyth County School System and is currently working on his undergrad degree in International Business with concentration in finance.

Mr. Jones is a certified Apple and Google Developer. He is currently the CEO/ President of MHSO Holdings. MHSO was founded in 2010.

Mr. Jones was the Executive Vice President of Shubel Entertainment Group. He oversaw financial budgets, artist development, artist publishing and writer’s performance rights.

Code of Ethics Policy

We have adopted a code of business conduct and ethics that applies to our directors, officers and all employees. The code of business conduct and ethics may be obtained free of charge by writing to Norcor Technologies Corporation, Attn: Chief Financial Officer, 9500 W. Flamingo Rd. Suite 205, Las Vegas, NV 89147.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for this purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Family Relationships

None

Involvement in Certain Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

•	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities,

•	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

•	Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

•	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

•	Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

EXECUTIVE COMPENSATION

Summary Compensation Table The following table sets forth certain information concerning the annual and long-term compensation of our Chief Executive Officer and our other executive officers during the last fiscal year ended December 31, 2014 for the last two fiscal years.

			(a)	(b)	©
				Option	All Other	Total
Name and Principal Position	Year	Salary*	Bonus	Awards	Compensation	Compensation
Wellesley K. Clayton Sr.	2014	$0	$0	$0	$0	$0
Chairman of the Board, CFO	2013	0	0	0	0	0

Mark Clayton	2014	$0	$0	$0	$0	$0
President, Treasurer	2013	0	0	0	0	0

Marquis Bey	2014	$0	$0	$0	$0	$0
Secretary	2013	0	0	0	0	0

Robert Warner	2014	$0	$0	$0	$0	$0
Vice President	2013	0	0	0	0	0

Hugh Roberts	2014	$0	$0	$0	$0	$0
Director	2013	0	0	0	0	0

Mike Francis	2014	$0	$0	$0	$0	$0
Director	2013	0	0	0	0	0

Dr. Henry Crichlow	2014	$0	$0	$0	$0	$0
Director	2013	0	0	0	0	0

Dr. Reginald Parker	2014	$0	$0	$0	$0	$0
Director	2013	0	0	0	0	0

Mark Jones	2014	$0	$0	$0	$0	$0
Director	2013	0	0	0	0	0

There are no employment agreements between the Company and our officers and directors. The understanding is that compensation in the form of cash payments will not begin until the corporation has been profitable for 4 consecutive quarters and that there is no written agreement as to this understanding.

Outstanding Equity Awards at Fiscal Year End. There were no outstanding equity awards as of December 31, 2014.

Compensation of Non-Employee Directors. We currently have no non-employee directors and no compensation was paid to non-employee directors in the period ended December 31, 2014. We intend during 2015 to identify qualified candidates to serve on the Board of Directors and to develop a compensation package to offer to members of the Board of Directors and its Committees.

Audit, Compensation and Nominating Committees

As noted above, we intend to apply for listing our common stock on the OTC Electronic Bulletin Board, which does not require companies to maintain audit, compensation or nominating committees. Considering the fact that we are an early stage company, we do not maintain standing audit, compensation or nominating committees. The functions typically associated with these committees are performed by the entire Board of Directors which currently consists of one member who is not considered independent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.  The business address of the shareholders is 338 South Sharon Amity Rd. Charlotte, NC 28211.

Name	Number of Shares of Common stock	Percentage
WKFC Trust	59,920,775	91.08%
Wellesley Clayton	1000000	1.52%
Mark Clayton	500000	.76%
Marquis Bey	500000	.76%
Robert Warner	300000	.48%
Hughart Roberts Sr.	210000	.32%
Mike Francis	2500	-
Dr. Henry Crichlow	0	-
Dr. Reginald Parker	0	-
Mark Jones	0	-

All executive officers, directors, and beneficial owners as a group [10]	62433275	94.92%

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 65,784,275 shares of common stock outstanding as of December 31, 2014

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

It is our practice and policy to comply with all applicable laws, rules and regulations regarding related person transactions, including the Sarbanes-Oxley Act of 2002. A related person is an executive officer, director or more than 5% stockholder of Norcor Technologies Corporation, including any immediate family members, and any entity owned or controlled by such persons.

During 2006, we issued a total of 65,000,000 shares to our officers, directors and related persons. The issuances of the shares to the investors were exempt from registration under Section 4(2) of the Securities Act of 1933 as there was no general solicitation and both holders had complete knowledge of the company being its officers and directors. The shares were issued at $0.20 per share.

Director Independence

Our Board of Directors has adopted the definition of “independence” as described under the Sarbanes Oxley Act of 2002 (Sarbanes-Oxley) Section 301, Rule 10A-3 under the Securities Exchange Act of 1934 (the Exchange Act) and NASDAQ Rules 4200 and 4350. Our Board of Directors has determined that its member does not meet the independence requirements.

DESCRIPTION OF CAPITAL STOCK

Authorized and Issued Stock

	Number of Shares at December 31, 2014
Title of Class	Authorized	Outstanding
Common stock, $0.01 par value per share	500,000,000	65,784,275

Common stock

Dividends. Each share of common stock is entitled to receive an equal dividend, if one is declared, which is unlikely. We have never paid dividends on our common stock and do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. See Risk Factors.

Liquidation. If our company is liquidated, any assets that remain after the creditors are paid, will be distributed to the owners of our common stock pro-rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting and the minority would not be able to elect any directors at that meeting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering it to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

INTEREST OF NAMED EXPERTS

The financial statements for the period from December 31, 2012 to December 31, 2014 included in this prospectus have been audited by K. Brice Toussaint, C.P.A. who is a certified public accountant, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legality of the shares offered under this registration statement is being passed upon by Adam S. Tracy, Esq., Securities Compliance Group, Ltd., 520 W. Roosevelt, Suite 201, Wheaton, IL 60187. Mr. Tracy does not own any shares of the company.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such

 MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained.  A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resale. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

Penny Stock Considerations

Our shares will be "penny stocks", as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00.  Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

•	Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

•	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

•	Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value, and information regarding the limited market in penny stocks; and

•	Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our Common Stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market.  These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded.  In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities.  Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

 OTC Bulletin Board Qualification for Quotation

To have our shares of Common Stock on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our Common Stock.  We have engaged in preliminary discussions with a FINRA Market Maker to file our application on Form 211 with FINRA, but as of the date of this Prospectus, no filing has been made.  Based upon our counsel's prior experience, we anticipate that after this registration statement is declared effective, it will take approximately 2 - 8 weeks for FINRA to issue a trading symbol and allow sales of our Common Stock under Rule 144.  There is no guarantee that our stock will ever be quoted on the OTC Bulletin Board.

Sales of our common stock under Rule 144

There are 3,351,000 shares of our common stock held by non-affiliates and 62,433,275 shares held by affiliates that Rule 144 of the Securities Act of 1933 defines as restricted securities.

Zero (0) of our shares held by non-affiliates and zero (0) shares held by management and their affiliates are being registered in this offering, however all of the remaining shares will still be subject to the resale restrictions of Rule 144.  In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Holders

As of the date of this registration statement, we had eighty-six (86) shareholders of record.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future.  We plan to retain any future earnings for use in our business.  Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Reports to Shareholders

As a result of this offering and assuming the registration statement is declared effective before December 31, 2014 as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through December 31, 2014. At or prior to December 31, 2014, we intend voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity.  We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 500 shareholders and total assets of more than $10 million on September 30, 2014.  If we do not file a registration statement on Form 8-A at or prior to December 31, 2014, we will continue as a voluntary reporting company and will not be subject to the proxy statement or other information requirements of the 1934 Act, our securities can no longer be quoted on the OTC Bulletin Board, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1.  For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F St., N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

NORCOR TECHNOLOGIES CORPORATION

FINANCIAL STATEMENTS

For the period ended DECEMBER 31, 2014

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders Norcor Technologies Corporation:

I have audited the accompanying balance sheets of Norcor Technologies Corporation, (the "Company") as of December 31, 2014 and 2013, and the related statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. I was not engaged to perform an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, I express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Norcor Technologies Corporation as of December 31, 2014 and 2013, and the results of its operations and cash flows the years ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 8 to the consolidated financial statements, the Company has suffered recurring losses from operations and negative cash flows from operations the past two years. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 8. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ K. BRICE TOUSSAINT

K. Brice Toussaint

Dallas TX May 18, 2015

NORCOR TECHNOLOGIES CORPORATION
BALANCE SHEET
as of

	2014	2013

ASSET
Current Assets
Cash and Cash Equivalents	-	-

Total Current Assets	$ -	$ -

TOTAL ASSETS	$ -	$ -

LIABILITIES & STOCKHOLDER'S DEFICIT
Current Liabilities
Account Payable & Accrued Expenses	25,000	25,000
Total Current Liabilities	25,000	25,000
Total Liabilities	25,000	25,000

Stockholder's Deficit
Common Stock, $0.001 par value per share 500,000,000	65,784	65,784
Share's Authorized 65,784,275 and 65,784,275
Issued and Outstanding Respectively
at December 31, 2014 and 2013 , respectively
Additional Paid In Capital	13,120,805	13,118,562
Accumulated Deficit	(13,211,589)	(13,209,346)
Total Liabilities and Stockholder's Deficit	$ -	$ 0

The accompanying notes are an integral part of these financial statements.

NORCOR TECHNOLOGIES CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

	2014	2013

OPERATING EXPENSES

General and Administrative	2,243	33,704

Total Expense	2,243	33,704

NET OPERATING INCOME	(2,243)	(33,704)

NET LOSS	$ (2,243)	$ (33,704)

"The accompanying notes are an integral part of these consolidated financial statements."

NORCOR TECHNOLOGIES CORPORATION
STATEMENT OF STOCKHOLDER'S DEFICIT
for the period of DECEMBER 31, 2012 to DECEMBER 31, 2014

				Retained
			Additional	Earnings
	Common Stock		Paid	(Accumulated
	Shares	Amount	In Capital	Deficit)

Balance, December 31 2013	65,784,275	$ 65,784		$ (13,165,634)

Net Loss		$ (9,508)
Balance, December 31, 2013	65,784,275	$ 65,784	$ 13,118,562	$ (13,175,142)

Net Loss		(33,704)		(33,704)

Balance, December 31 2014	65,784,275	$ 65,784	$ (13,120,805)	$ (13,209,346)

Net Loss		(2,243)		(2,243)

Balance, December 31, 2014	65,784,275	$ 65,784		$ (13,211,589)

The accompanying notes are an integral part of these financial statements.

NORCOR TECHNOLOGIES CORPORATION
STATEMENTS OF CASHFLOWS

	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	(2,243)	(33,704)

Changes in operating assets and liabilities:
Accrued expenses	-	25,000

Net Cash Flows Used by Operating Activities	(2,243)	(8,704)

CASH FLOWS FROM FINANCING ACTIVITIES

Net Proceeds/(Payment) of advances from shareholders	2,243	8,591

Net Cash Flows from Financing Activities	2,243	8,591

Net Change in Cash	-	(113)

CASH AND CASH EQUIVALENTS - Beginning	-	113
CASH AND CASH EQUIVALENTS - Ending	$ -	$ -

The accompanying notes are an integral part of these financial statements.

Norcor Technologies Corporation

Notes to Financial Statements

Note 1.     Organization, History and Business

Norcor Technologies Corporation (“the Company”) was incorporated in Georgia on November 3, 2010.

The Company was established for the purpose of supplying HVAC and Controls equipment to large construction complexes in addition to developing solar farms in Jamaica, the Caribbean and the United States.

Note 2.     Summary of Significant Accounting Policies

Revenue Recognition

Revenues are earned and are recognized in accordance with FASB ASC Topic 605 Revenue Recognition and Concepts Statement 5, Recognition and Measurement in Financial Statements of Business Enterprises, paragraph 83(b) states that “an entity’s revenue-earning activities involve delivering or producing goods, rendering services, or other activities that constitute its ongoing major or central operations, and revenues are considered to have been earned when the entity has substantially accomplished what it must do to be entitled to the benefits represented by the revenues”.

Accounts Receivable

Accounts receivable are reported at the customers’ outstanding balances, less any allowance for doubtful accounts.  Interest is not accrued on overdue accounts receivable.

Allowance for Doubtful Accounts

An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses.  Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers.  Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired.

Stock Based Compensation

When applicable, the Company will account for stock-based payments to employees in accordance with ASC 718, “Stock Compensation” (“ASC 718”).  Stock-based payments to employees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The Company accounts for stock-based payments to non-employees in accordance with ASC 505-50, “Equity-Based Payments to Non-Employees.”  Stock-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized in the consolidated statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date.

The Company calculates the fair value of option grants and warrant issuances utilizing the Binomial pricing model.  The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest.  ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  The term “forfeitures” is distinct from “cancellations” or “expirations” and represents only the unvested portion of the surrendered stock option or warrant.  The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period.  In estimating the forfeiture rate, the Company monitors both stock option and

Note 2.     Summary of Significant Accounting Policies

warrant exercises as well as employee termination patterns.  The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

Loss per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, "Earnings per Share." Basic earnings (loss) per share is

Note 2.     Summary of Significant Accounting Policies (continued)

computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since there are no dilutive securities.

Cash and Cash Equivalents

For purpose of the statements of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

Concentration of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may from time to time exceed the federally-insured limit.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Business segments

ASC 280, “Segment Reporting” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment as of December 31, 2014.

Income Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740, “Income Taxes.” The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change.

Note 2.     Summary of Significant Accounting Policies

Company currently does not have any recent accounting pronouncements that they are studying and feel may be applicable.

Note 3.     Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Note 3.     Income Taxes (Continued)

The effective tax rate on the net loss before income taxes differs from the U.S. statutory rate as follows:

	12/31/2013	12/31/2014

U.S statutory rate	34%	34%
Less valuation allowance	(34)%	(34)%
Effective tax rate	0%	0%

The significant components of deferred tax assets and liabilities are as follows:

	12/31/2013	12/31/2014
Deferred tax assets

Net operating losses	(2,243)	$(33,704)

Deferred tax liability	-	-
Net deferred tax assets	763	11,459
Less valuation allowance	(763)	(11,459)
Deferred tax asset - net valuation allowance	-	$-

Note 3.     Income Taxes

On an interim basis, the Company has a net operating loss carryover of approximately $13,211,589 available to offset future income for income tax reporting purposes, which will expire in various years through 2032, if not previously utilized. However, the Company’s ability to use the carryover net operating loss may be substantially limited or eliminated pursuant to Internal Revenue Code Section 382.

The Company adopted the provisions of ASC 740-10-50, formerly FIN 48, and “Accounting for Uncertainty in Income Taxes”. The Company had no material unrecognized income tax assets or liabilities as of December 31, 2014. The Company’s policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the period December 31, 2012 through December 31, 2014, there were no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction and Georgia state jurisdiction. We are not currently involved in any income tax examinations.

Note 4.   Stockholders’ Equity

Common Stock

The holders of the Company's common stock are entitled to one vote per share of common stock held.

As of December 31, 2013 and December 31, 2014 the Company had 65,784,275 shares issued and outstanding.

Note 6. Commitments and Contingencies

Commitments:

The Company currently has no long term commitments as of our balance sheet date.

Contingencies:

None as of our balance sheet date.

Note 7 – Net Income (Loss) Per Share

The following table sets forth the information used to compute basic and diluted net income per share attributable to Norcor Technologies Corporation for the period December 31, 2013 and December 31, 2014:

	2013	2014

Net Income (Loss)	$(2,243)	$(33,704)

Weighted-average common shares outstanding basic:

Weighted-average common stock	65,784,275	65,784,275
Equivalents
Stock options	0	0
Warrants	0	0
Convertible Notes	0	0
Weighted-average common shares
outstanding- Diluted	65,784,275	65,784,275

Note 8.    Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has no operating history and has incurred operating losses, and as of December 31, 2014 the Company had an accumulated deficit of $13,211,589. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future.   The conditions described above raise substantial doubt about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 9.  Principal Shareholder Funding

Our principal shareholder, Wellesley Clayton, intends to provide sufficient funding, over at least the next 12 months, to allow us to meet our SEC reporting obligations. Our Principal Shareholder has funded operations to date to meet our Audit requirements in conjunction with our intended filings of the S-1. We can make no prediction about whether the continued funding will occur. Our majority shareholder may elect, at any time, to cease further funding. We have NOT entered into any formal, written agreement with him that contractually binds or obligates him, to fund us for the next 12 months or more. Mr. Clayton will also evaluate whether, and to what extent, he will continue funding our obligations for legal and accounting costs required by the securities regulations promulgated for fully reporting companies.

Note 10.    Subsequent Events

The Company in currently in the process of filing an S-1 registration statement with the SEC with an anticipated effective date in the 2015 fiscal year. Once completed the Company will be obligated to comply with all applicable laws and regulations.

Up to a Maximum of 12,000,000 Common Shares

at $.75 per Common Share

Prospectus

Norcor Technologies Corporation

JUNE 1, 2015

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until ____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth costs and expenses payable by the Company in connection with the sale of common shares being registered. All amounts except the SEC filing fee are estimates.

SEC Registration Fee	$100
EDGAR/Printing Expenses	$4490
Auditor Fees and Expenses	$16500
Legal Fees and Expenses	$10000
Transfer Agent Fees	$3000
TOTAL	$34090

*~~paid by third party~~

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Certificate of Incorporation and the Bylaws of our Company provide that our Company will indemnify, to the fullest extent permitted by the Georgia Revised Statutes, each person who is or was a director, officer, employee or agent of our Company, or who serves or served any other enterprise or organization at the request of our Company. Pursuant to Georgia law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to our Company and its stockholders. These provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Georgia law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to our Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Georgia law. The provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

We have not entered into any agreements with our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was a director or officer of our Company or any of our affiliated enterprises.

We do not maintain any policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment under any circumstances.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant (filed in original Registration Statement on Form S-1)
3.2	Bylaws of the Registrant (filed in original Registration Statement on Form S-1)
5.1	Opinion re: Legality and Consent of Counsel (filed in previous amendment to Form S-1)
23.1	Consent of K. Bryce Toussaint, CPA (filed herewith)

All other Exhibits called for by Rule 601 of Regulation SK are not applicable to this filing.

____________

(1) Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officer and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officer, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officer, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Charlotte, North Carolina, on June 1, 2015.

NORCOR TECHNOLOGIES CORPORATION

By:	/s/ Wellesley Clayton
Name:	Wellesley Clayton
Title:	Chief Executive Officer, President and Treasurer
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Wellesley Clayton
Wellesley Clayton	President, Treasurer and Director (Principal Executive, Financial and Accounting Officer)	06/1/15